                                  March 2, 2001






Dear Shareholders:

         On behalf of the Board of Directors, I am pleased to invite you to attend our Annual Meeting of Shareholders to be held on Wednesday, March 28, 2001, at 10:00 a.m., Eastern Time, at the Holiday Inn, Route 68 and I-80, Clarion, Pennsylvania 16214. At the annual meeting you will have the opportunity to ask questions and to make comments. We enclose your proxy and the corporation's 2000 Annual Report to Shareholders with this proxy statement.

         The principal business of the meeting is to elect 9 directors to serve a term of 1 year, to ratify the selection of Edwards, Sauer & Owens of Pittsburgh, Pennsylvania, Certified Public Accountants, as the auditors of the corporation for 2001, and to transact any other business that is properly presented at the annual meeting. The notice of the meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

         I am delighted you have chosen to invest in the corporation, and I hope that, whether or not you plan to attend the annual meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save the corporation expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

         I look forward to seeing you on March 28, 2001, at corporation's annual meeting.

                                             Sincerely,



                                             Raleigh B. Robertson, President and
                                              Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        OF PEOPLES FINANCIAL CORP., INC.
                          TO BE HELD ON MARCH 28, 2001

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that Peoples Financial Corp., Inc. will hold its Annual Meeting of Shareholders on Wednesday, March 28, 2001, at 10:00 a.m., at the Holiday Inn, Route 68 at 1-80, Clarion, Pennsylvania 16214, to consider and vote upon the following proposals:

1. Election of 9 directors: Frank T. Baker, Darl Hetrick, Francis E. Kane, Raleigh B. Robertson, Raleigh B. Robertson, Jr., Timothy P. Reddinger,
         J. Jack Sherman, Howard H. Shreckengost, and William H. Toy, each for a term of 1 year;

2. Ratification of the selection of Edwards, Sauer & Owens, Certified Public Accountants, of Pittsburgh, Pennsylvania, as independent accountants for the corporation for 2001; and

3.       Transaction of any other business properly brought before the Annual
         Meeting.

         Shareholders, as of February 15, 2001, may vote at the annual meeting, either in person or by proxy. If you plan to attend the annual meeting, please mark the appropriate area when you vote on your proxy.

         Management welcomes your attendance at the annual meeting. Whether or not you expect to attend the annual meeting in person, we ask you to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. Prompt return of your proxy saves the expense involved in further communications. Even if you return a proxy, you may vote in person if you give written notice to the Secretary of the corporation and attend the annual meeting. We urge you to mark, sign, date and promptly return your proxy in the enclosed envelope so that proxy holders may vote your shares in accordance with your wishes and so that we may assure the presence of a quorum.

         The corporation's Board of Directors distributes this proxy statement, form of proxy and Peoples Financial Corp., Inc.'s 2000 Annual Report on or about March 2, 2001.

                                             By Order of the Board of Directors,



                                             Raleigh B. Robertson, President and
                                             Chief Executive Officer
Ford City, Pennsylvania
March 2, 2001

                            YOUR VOTE IS IMPORTANT.
TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID RETURN ENVELOPE.

                          PEOPLES FINANCIAL CORP. INC.
                              FOURTH & FORD STREETS
                               FORD CITY, PA 16226



                              Trading Symbol: PPFN







                                 PROXY STATEMENT

                       2001 ANNUAL MEETING OF SHAREHOLDERS

                          To be held on March 28, 2001














                Mailed to Shareholders on or about March 2, 2001

                                Table of Contents
                                -----------------
                                                                           Page
FREQUENTLY ASKED QUESTIONS AND ANSWERS                                     ---

Proxy Statement

GENERAL INFORMATION...........................................................1
     Date, Time and Place of Annual Meeting...................................1
     Description of the Corporation...........................................1

VOTING PROCEDURES.............................................................2
     Solicitation and Voting of Proxies.......................................2
     Quorum and Vote Required For Approval....................................2
     Revocability of Proxy....................................................3
     Methods of Voting........................................................3

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS.....................................4
     Executive Officers of the Corporation....................................4
     Executive Officers of the Bank...........................................4
     Committees and Meetings of the Corporation's Board of Directors..........5
     Qualification and Nomination of Directors................................5
     Directors Meetings.......................................................7
     Compensation of Officers and Directors...................................7

EXECUTIVE COMPENSATION........................................................7
           Summary Compensation Table.........................................8
           Options/SAR Grants in Last Fiscal Year.............................8
     EMPLOYMENT AGREEMENT.....................................................8

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................9

BENEFICIAL OWNERSHIP OF THE CORPORATION'S STOCK OWNED BY
     PRINCIPAL OWNERS AND MANAGEMENT.........................................10
     Principal Shareholders..................................................10
     Share Ownership by the Directors, Officers and Nominees.................11

PROPOSALS....................................................................12
     ELECTION OF DIRECTORS...................................................12
     RATIFICATION OF EDWARDS, SAUER & OWENS, CERTIFIED PUBLIC
           ACCOUNTANTS, AS INDEPENDENT AUDITORS..............................13

SHAREHOLDERS PROPOSALS FOR 2002 ANNUAL MEETING...............................13

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING........................14

                     FREQUENTLY ASKED QUESTIONS AND ANSWERS

Q:       WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on the record date, February 15, 2001, may vote at the meeting. Each share of common stock entitles a shareholder to one vote.

Q:       HOW DO I VOTE?

A: There are two methods. You may vote by completing and mailing your proxy or by attending the annual meeting and voting in person. More details are on page 3 of this proxy statement.

Q:       HOW DOES DISCRETIONARY AUTHORITY APPLY?

A: If you sign your proxy but do not make any selections, you give authority to Raleigh B. Robertson and Timothy P. Reddinger, as proxy holders, to vote on the two proposals and on any other matter that may arise at the meeting.

Q.       IS MY VOTE CONFIDENTIAL?

A: Yes. Only the Judge of Elections and the proxy holders will have access to your proxy. All comments will remain confidential unless you ask that your name be disclosed.

Q:       WHO WILL COUNT THE VOTES?

A: William Strong, Esquire will tabulate the votes and act as the Judge of Election.

Q:       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY?

A: Your shares are probably registered differently or are in more than one account. Sign and return all proxies to ensure that all your shares are voted. Please have all of your accounts registered in the same name and address. You may do this by contacting Timothy Reddinger, Secretary of the Corporation at (814) 275-3133.

Q.       WHAT CONSTITUTES A QUORUM?

A: As of February 15, 2001, 1,773,052 and 1,665,412 shares of common stock were issued and outstanding, respectively. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy or in person, we will consider your shares as part of the quorum.

Q.       WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A: Approximately 42.07% of our common stock as of February 15, 2001. More details are on page 11 of this proxy statement.

                                 PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                          PEOPLES FINANCIAL CORP., INC.
                          TO BE HELD ON MARCH 28, 2001


                               GENERAL INFORMATION


Date, Time and Place of Annual Meeting

         Peoples Financial Corp., Inc., a Pennsylvania business corporation and registered bank holding company, is furnishing this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the corporation. The annual meeting will be held at Holiday Inn, Route 68 and 1-80, Clarion, Pennsylvania 16214, on Wednesday, March 28, 2001, at 10:00 a.m., Eastern Standard Time. The principal executive office of the corporation is located at Ford Street and Fourth Avenue, Ford City, Pennsylvania 16226. The telephone number for the corporation is (724) 763-1221. All inquiries should be directed to James L. Kifer, Executive Vice President of the corporation at (814) 275-3133.

Description of the Corporation

         PFC Bank incorporated Peoples Financial Corp., Inc. in 1984 to act as a holding company under the laws of Pennsylvania. The bank is a wholly-owned subsidiary of the corporation.

         The corporation is mailing a copy of the Annual Report for the fiscal year ended December 31, 2000 with this proxy statement. You may obtain a copy of the corporation's Annual Report for the 1999 fiscal year at no cost by contacting Timothy Reddinger, Corporate Secretary, Peoples Financial Corp., Inc., 363 Broad Street, New Bethlehem, Pennsylvania 16242, telephone (814) 275-3133.

         We have not authorized anyone to provide you with information, therefore, you should rely only on the information contained in this proxy statement or referred to in this proxy statement. Although we believe we have provided you with all the information you need to vote, events may occur at Peoples Financial Corp., Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.

                                VOTING PROCEDURES

Solicitation and Voting of Proxies

         The Board of Directors solicits this proxy for use at the 2001 Annual Meeting of Shareholders. The directors, officers and other employees of the corporation or bank may solicit proxies in person or by telephone, telecopy, telegraph or mail, but only for use at the annual meeting. The corporation will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the corporation sends to shareholders. The corporation will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the owners of stock held by these persons. The corporation will reimburse these persons for their reasonable forwarding expenses.

         Only shareholders of record as of the close of business on Thursday, February 15, 2001, may vote at the annual meeting. The corporation's records show that, as of February 15, 2001, 1,665,412 shares of the corporation's common stock were outstanding. On all matters to come before the annual meeting, shareholders may cast one vote for each share held. Cumulative voting rights do not exist with respect to the election of directors. See "Principal Shareholders" on page 10 for a list of the persons known by the corporation to be the beneficial owner of five percent (5%) or more of the corporation's common stock.

         By properly completing a proxy, you appoint Raleigh B. Robertson and Timothy P. Reddinger as proxy holders to vote your shares as specified on the proxy. Any proxy not specifying to the contrary will be voted as follows:

         FOR the election of Frank T. Baker, Darl Hetrick, Francis E. Kane, Raleigh B. Robertson, Raleigh B. Robertson, Jr., Timothy P. Reddinger,
         J. Jack Sherman, Howard H. Shreckengost, and William H. Toy, each for a term of 1 year; and

         FOR the ratification of the selection of Edwards, Sauer & Owens, as the independent accountants of the corporation for 2001.

Quorum and Vote Required For Approval

         In order to hold the annual meeting, there must be a "quorum" of shareholders present. Under Pennsylvania law and the Bylaws of the corporation, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. We count votes withheld and abstentions in determining the presence of a quorum for the particular matter. Broker non-votes are not counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

         Assuming the presence of a quorum, the 9 nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

         Assuming the presence of a quorum, ratification of the selection of independent auditors requires the affirmative vote of a majority of all votes cast by shareholders. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

Revocability of Proxy

         Shareholders who sign proxies may revoke them at any time before they are voted by:

         o delivering written notice of the revocation to Timothy Reddinger, Secretary of the Corporation, at 363 Broad Street, New Bethlehem, Pennsylvania 16242;

         o delivering a properly executed proxy bearing a later date to Timothy Reddinger, Secretary of the Corporation, at 363 Broad Street, New Bethlehem, Pennsylvania 16242; or

         o attending the meeting and voting in person after giving written notice to the Secretary of the Corporation.

         You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please call Timothy Reddinger, Secretary of the Corporation, at (814) 275-3133.

Methods of Voting

         Proxy Voting
         ------------

         o       Mark your selections.

         o Date your proxy and sign your name exactly as it appears on your proxy.

         o Mail to Peoples Financial Corp., Inc. in the enclosed, postage-paid envelope.


         Voting in Person
         ----------------

         o Attend the annual meeting and show proof of eligibility to vote.

         o       Obtain a proxy.

         o       Mark your selections.

         o Date your proxy and sign your name exactly as it appears in the transfer books of the corporation.

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS


Executive Officers of the Corporation

         The following table sets forth selected information about the principal officers of the corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                                     Position Held          Employee             Age as of
Name                             Position                Since               Since           February 15, 2001
----                             --------                -----               -----           -----------------
Raleigh B. Robertson         President/CEO                1996              1996(1)                  72
Timothy P. Reddinger         Secretary                    1998                (2)                    41
Frank T. Baker               Chairman of                  1997                (2)                    65
                             the Board
James L. Kifer               Executive Vice               1997              1995(3)                  39
                             President

------------------------
(1) Was an employee of New Bethlehem Bank from 1987 until December 31, 1994, and was a consultant to the bank until he was appointed Chairman and CEO on April 17, 1996, then President and CEO on April 8, 1997.
(2) Not an employee of the bank.
(3) Was employee of New Bethlehem Bank from 1984 until the merger (effective 4/1/95) of New Bethlehem Bank with and into the bank.

Executive Officers of the Bank

         The following table sets forth selected information about the principal officers of the bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                                     Position Held          Employee             Age as of
Name                             Position                Since               Since           February 15, 2001
----                             --------                -----               -----           -----------------
Frank T. Baker               Chairman of                 1997                (2)                    65
                             the Board
Raleigh B. Robertson         President/CEO               1996              1996(1)                  72
Timothy P. Reddinger         Secretary                   1998                (2)                    41
James L. Kifer               Executive Vice              1997              1995(3)                  39
                             President

-----------------------
(1) Was an employee of New Bethlehem Bank from 1987 until December 31, 1994 and was a consultant to the bank until he was appointed Chairman and CEO on April 17, 1996, then President and CEO on April 8, 1997.
(2) Not an employee of the bank.
(3) Was employee of New Bethlehem Bank from 1984 until the merger (effective 4/1/95) of New Bethlehem Bank with and into the bank.

Committees and Meetings of the Corporation's Board of Directors

         The corporation's Board of Directors does not have committees. The entire Board meets to discuss the corporation's business.

Qualification and Nomination of Directors

         The Board of Directors nominated the 9 persons named below to serve as directors until the 2002 annual meeting of shareholders. All of the nominees are presently members of the Board of Directors and all have consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason, a majority of the Board of Directors then in office may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

         The proxy holders intend to vote your proxy for the election of each of the 9 nominees named below, unless you indicate that your vote should be withheld from either or all of them. Each nominee elected as a director will continue in office until his successor has been duly elected and qualified, or until his death, resignation or retirement.

         The Board of Directors is proposing the following nominees for election as Directors at the annual meeting:

         o      Frank T. Baker
         o      Darl Hetrick
         o      Frances E. Kane
         o      Timothy P. Reddinger
         o      Raleigh B. Robertson
         o      Raleigh B. Robertson, Jr.
         o      J. Jack Sherman
         o      Howard H. Shreckengost
         o      William H. Toy

         The Board of Directors recommends a vote FOR the election of the above-named nominees for election as directors.

         We set forth below the principal occupation and certain other information about the nominees and other directors whose terms of office will continue after the annual meeting. You can find information about the share ownership of the nominees and other directors on page 11.

Current Directors (to serve until 2001)
         and
Nominees for Directors (to serve until 2002)

Frank T. Baker -- Director since 1973

         Dr. Baker serves as the Chairman of the Board of the corporation and of the bank. Dr. Baker is a former professor at Indiana University of Pennsylvania. He is currently retired. Dr. Baker has been a director of the corporation since 1984 and of the bank since 1973 and serves as Chairman of the Board of the bank.

Raleigh B. Robertson -- Director since 1993

         Mr. Robertson is the President and Chief Executive Officer of the corporation and the President and Chief Executive Officer of the bank. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1985. He has been a member of the bank's Board of Directors since 1993.

Darl Hetrick - Director since 1993.

         Mr. Hetrick has been a director of the corporation and a director of the bank since 1993. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1983. He is the owner of Hetrick's Farm Supply (a farm machinery distributor, located in New Bethlehem, Pennsylvania.)

Francis E. Kane -- Director since 1955.

         Mr. Kane has been a director of the corporation since 1984 and a director of the bank since 1955. He is currently retired.

Timothy P. Reddinger - Director since 1998.

         Mr. Reddinger has been a director of the corporation and a director of the bank since 1998. He is the Secretary of the Corporation.

Raleigh B. Robertson, Jr.-- Director since 1995.

         Mr. Robertson has been a director of the corporation and a director of the bank since 1995. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1994. He is a partner in R. B. Robertson & Son, (an oil and gas business located in New Bethlehem, Pennsylvania.)

J Jack Sherman -- Director since 1995.

         Mr. Sherman has been a director of the corporation and a director of the bank since 1995. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1994. He is President of Allegheny Valley Development, located in Tionesta, Pennsylvania.

Howard H Shreckengost - Director since 1995.

         Mr. Shreckengost has been a director of the corporation and a director of the bank since 1995. He was elected to the Board of Directors in connection with the merger of New Bethlehem Bank, where he was a director since 1994. He is Manager of Char-Val Candy Company (a candy manufacturer, located in New Bethlehem, Pennsylvania.)

William H Toy -- Director since 1992.

         Mr. Toy has been a director of the corporation and a director of the bank since 1992. He is the owner of Spic & Span Cleaners and Sail Care (dry cleaning and sail maintenance businesses, located in Ford City, Pennsylvania.)

Directors Meetings

         In 2000 each of the directors attended at least 75% of the total number of Board of Directors meetings for the corporation and the bank.

Compensation of Officers and Directors

         We set forth in the Summary Compensation Table all cash compensation for services in all capacities paid by the corporation and the bank during the years1998-2000 to the Chief Executive Officer and up to four of the most highly compensated executive officers of the corporation and the bank to the extent that these officer's aggregate cash compensation exceeds $100,000.


                             EXECUTIVE COMPENSATION

         The Board of Directors of Peoples Financial Corp., Inc. governs the corporation and its subsidiary, PFC Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the corporation's shareholders, customers and the communities served by the corporation and its subsidiary. To accomplish the strategic goals and objectives of the corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the corporation's strategic mission. Officers of the corporation are not compensated. The bank provides compensation to the employees of the bank.

         General labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the bank's success influence total compensation opportunities available to the employees of the bank. Individuals are reviewed annually on a calendar year basis. The bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the bank strives to meet its strategic goals and objectives to its constituencies and to provide compensation that is fair and meaningful to its employees.

                           Summary Compensation Table
                          Annual Compensation 1998-2000


                                                                   Other Annual
Name and Principal Position        Year    Salary($)   Bonus($)  Compensation($)
---------------------------        ----    ---------   --------  ---------------
Raleigh B. Robertson,              2000   145,924.48   110,000     83,333.33(1)
President/CEO                      1999   142,652.70    72,000     83,344.74(1)
                                   1998   144,235.08    72,000     83,358.16(1)

--------
(1) Contingent compensation paid in 1998, 1999 and 2000.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                Individual Grants

         The corporation did not grant stock options or stock appreciation rights in 2000.


                              EMPLOYMENT AGREEMENT

         In 1997, Peoples Financial Corp., Inc. and PFC Bank entered into a three-year employment agreement with R. B. Robertson, engaging Mr. Robertson as the President and Chief Executive Officer of the bank and of the corporation and as a member of the Board of Directors of the bank and the corporation. The employment agreement may be terminated by the corporation or the bank for cause, as defined in the agreement. If Mr. Robertson is terminated for cause or the agreement is not renewed, the bank and/or the corporation will pay him his salary through the date of termination and will have no further obligations under the agreement.

         If the bank and/or the corporation terminate Mr. Robertson's employment (other than for his death, disability, for cause or as a result of nonrenewal of the agreement, or if Mr. Robertson terminates his employment for "good reason"), Mr. Robertson receives his salary through the last day of the term of the agreement and, then, the bank and corporation have no further obligations to Mr. Robertson.

         Upon expiration of the agreement, Mr. Robertson will receive $1,666.67 a month to serve as a consultant to the bank and the corporation. Mr. Robertson's services as a consultant may be terminated upon 30 days written notice by either party and automatically terminate after 36 months. The employment agreement also contains a nondisclosure clause and a restrictive covenant, barring Mr. Robertson's direct or indirect competition with the bank or corporation for a period of one year from the date of termination of his employment.

         In addition to his annual salary, the Board of Directors may, in its sole discretion, provide for a bonus to the executive as it may deem appropriate to provide incentive to Mr. Robertson and reward Mr. Robertson for his performance.

         Mr. Robertson also received 6,536 shares of the corporation's common stock pursuant to the terms of a Stock Option Agreement. The options vested over a three-year period, according to the following schedule:

         o     2,178 shares on the date of grant;
         o     2,179 shares on September 2, 1998; and
         o     2,179 shares on September 2, 1999.

         The agreement also provided for contingent consideration to Mr. Robertson of $83,333.33 to be paid on September 2, 1997, September 2, 1998 and September 2, 1999.

         The corporation and the bank amended R. B. Robertson's executive employment agreement in 1999 to provide for an additional 3 years to August 31, 2003. The amended agreement also provides a disability or retirement joint and survivor benefit in a monthly sum of $1,200, to commence on the earlier of Mr. Robertson's disability or retirement and continuing until the later of his or his wife's death.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The corporation and the bank have not entered into any material transactions, proposed or consummated, with any director or executive officer of the corporation and the bank, or any associate of the foregoing persons. The corporation and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the corporation and the bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other customers of the corporation and the bank.

         Total loans outstanding from the corporation and the bank at December 31, 2000, to the corporation's and the bank's officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more amounted to $239,300, or approximately .066% of the total equity capital of the bank. The bank made these loans in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features.

                           BENEFICIAL OWNERSHIP OF THE
                          CORPORATION'S STOCK OWNED BY
                         PRINCIPAL OWNERS AND MANAGEMENT

Principal Shareholders

         We set forth in the following table, as of February 15, 2001, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the corporation's outstanding common stock, the number of shares beneficially owned by the person and the percentage of the corporation's outstanding common stock so owned.

--------------------------------------------------------------------------------
                                                                Percent of
                                                               Outstanding
                                        Shares                 Common Stock
Name and Address                Beneficially Owned(1)       Beneficially Owned
----------------                ------------------          ------------------
--------------------------------------------------------------------------------
J. Jack Sherman                       212,820(2)                  12.70%
P. O. Box 324
Tionesta, PA  16353
--------------------------------------------------------------------------------
Howard H. Shreckengost                131,747(3)                  7.91%
406 Vine Street
New Bethlehem, PA  16242
--------------------------------------------------------------------------------
CEDE & CO                              122,663                    7.37%
c/o The Depository Trust
P. O. Box 222
Bowling Green Station
New York, NY  10274
--------------------------------------------------------------------------------
William H. Toy                        91,623(4)                   5.50%
RR #7
Kittanning, PA 16201
--------------------------------------------------------------------------------
Darl Hetrick                          84,633(5)                   5.08%
RR#3, Box 173
New Bethlehem, PA 16242
--------------------------------------------------------------------------------
-------------------
(1) For the definition of "beneficial ownership"see footnote 1 below under the caption entitled "Share Ownership by the Directors, Officers and Nominees.
(2) Mr. Sherman holds 211,434 individually and his spouse holds 1,386 shares individually.
(3) Mr. Shreckengost holds the shares jointly with his spouse.
(4) Mr. Toy holds the shares jointly with his spouse.
(5) Mr. Hetrick holds 67,497 shares jointly with his spouse, 10,479 shares jointly with his son, his spouse and son hold 5,925 shares and his spouse holds 732 shares individually.

Share Ownership by the Directors, Officers and Nominees

         We set forth in the following table, as of February 15, 2001, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee and all officers, directors and nominees of the corporation as a group.


Name of Individual or                       Amount and Nature of      Percent of
Identity of Group                         Beneficial Ownership (1)      Class
-----------------                         --------------------          -----
Frank T. Baker                                   75,934(3)               4.56%
Darl Hetrick                                     84,633(4)               5.08%
Francis E. Kane                                  12,691(5)                .76%
Timothy Reddinger                                16,419(6)                .99%
Raleigh B. Robertson                             37,175(7)               2.23%
Raleigh B. Robertson, Jr.                        49,020(8)               2.94%
J. Jack Sherman                                 212,820                 12.78%
Howard H. Shreckengost                          131,747(2)               7.91%
William H. Toy                                   91,623(9)               5.50%
(All officers and directors as a Group,         700,654                 42.07%
10 persons total)

-----------------------
(1) Beneficial ownership by an individual is determined in accordance with the definitions of 'beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after February __, 2001. Beneficial ownership may be disclaimed as to certain of the securities.

(2) See footnote 3 above under the caption "Principal Beneficial Owners of the Corporation's Stock."

(3) Mr. Baker holds 11,167 shares jointly with his spouse, 33,543 individually and his spouse holds 31,224 individually.

(4) See footnote 5 above, under the caption "Principal Beneficial Owners of the Corporation's Stock.

(5) Mr. Kane holds 12,691 shares jointly with his spouse.

(6) Mr. Reddinger holds 2,301 shares jointly with his spouse and 14,118 individually.

(7) Mr. Raleigh B. Robertson holds 100 shares individually; 16,566 shares jointly with his spouse; 12,108 shares jointly with his son, Raleigh B. Robertson, Jr.; 6,150 shares jointly with his son, Richard W. Robertson; his spouse holds 888 shares individually; and 340, 341, 341 and 341 shares jointly with her daughter Vicki Brill, her son Gregory Holmes, her granddaughter Michelle D. Robertson, and her grandson Robert Robertson, respectively.

(8) Mr. Raleigh B. Robertson, Jr. holds 22,720 shares jointly with his spouse, 6,484 shares jointly with his son, 6,482 shares jointly with his daughter, 12,108 shares jointly with his father, Raleigh B. Robertson, and his son and daughter own 1,226 shares jointly.

(9) See footnote 4 above, under the caption "Principal Beneficial Owners of the Corporation's Stock.


                                    PROPOSALS

1.  ELECTION OF DIRECTORS.

    Nominees for election this year are:

    o     Frank T. Baker (director since 1984)
    o     Darl Hetrick (director since 1993)
    o     Francis E. Kane (director since 1984)
    o     Timothy P. Reddinger (director since 1998)
    o     Raleigh B. Robertson (director since 1993)
    o     Raleigh B. Robertson, Jr. (director since 1995)
    o     J. Jack Sherman (director since 1995)
    o     Howard H. Shreckengost (director since 1995)
    o     William H. Toy (director since 1992)

    Each has consented to serve a one-year term. (See pages 6 and 7 for more information.)

    If any director is unable to stand for re-election, the Board may designate a substitute. Proxy holders will vote in favor of a substitute nominee. The Board of Directors has no reason to believe the 9 nominees will be unable to serve if elected.

    Cumulative voting rights do not exist with respect to the election of directors. The affirmative vote of the majority of shares present (in person or by proxy and entitled to vote at the annual meeting) is needed to elect a director.

         The Board of Directors recommends a vote FOR the election of the nominees as Directors.

2.       RATIFICATION OF EDWARDS, SAUER & OWENS, CERTIFIED PUBLIC
         ACCOUNTANTS, AS INDEPENDENT AUDITORS.

         The bank's Audit Committee and the Board of Directors of the corporation and the bank believe that Edwards, Sauer & Owens's knowledge of the corporation and the bank is invaluable. Edwards, Sauer & Owens, advised the corporation that none of its members has any financial interest in the corporation. Edwards, Sauer & Owens, served as the corporation's independent auditors for the 2000 fiscal year. They assisted the corporation and the bank with the preparation of their federal and state tax returns and provided assistance in connection with regulatory matters, charging the bank for such services at its customary hourly billing rates. The corporation's and the bank's Board of Directors approved these non-audit services after due consideration of the accountants' objectivity and after finding them to be wholly independent.

         In the event that the shareholders do not ratify the selection of Edwards, Sauer & Owens, as the corporation's independent auditors for the 2001 fiscal year, the Board of Directors may choose another accounting firm to provide independent public accountant audit services for the 2001 fiscal year. Representatives of Edwards, Sauer & Owens, will attend the annual meeting to answer questions.

         The affirmative vote of the majority of shares present (in person or by proxy and entitled to vote at the annual meeting) is needed to ratify Edwards, Sauer & Owens, as independent auditors for 2001.

         The Board of Directors recommends a vote FOR the ratification of Edwards, Sauer & Owens, Certified Public Accountants, as independent auditors.


                 SHAREHOLDERS PROPOSALS FOR 2002 ANNUAL MEETING

         Any shareholder who, in accordance with the corporation's Bylaws, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2002 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Peoples Financial Corp., Inc. at its principal executive office, 363 Broad Street, New Bethlehem, Pennsylvania 16242, not later than November 2, 2001.


              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         The Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders that properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the persons named as proxy holders will vote the proxies in what they determine to be the best interest of the corporation.

                          PEOPLES FINANCIAL CORP., INC.
                                      PROXY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 28, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Raleigh B. Robertson and Timothy P. Reddinger and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Peoples Financial Corp., Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Holiday Inn, Route 68 and I-80, Clarion, Pennsylvania 16214, on Wednesday, March 28, 2001 at 10:00 a.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.       ELECTION OF DIRECTORS TO SERVE FOR A ONE-YEAR TERM.

              Frank T. Baker                           Raleigh B. Robertson, Jr.
              Darl Hetrick                             J. Jack Sherman
              Francis E. Kane                          Howard H. Shreckengost
              Timothy P. Reddinger                     William H. Toy
              Raleigh B. Robertson

         [ ]  FOR all nominees                     [ ] WITHHOLD AUTHORITY
              listed above (except                     to vote for all nominees
              as marked to the contrary below)         listed above

         The Board of Directors recommends a vote FOR these nominees.

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED
         BELOW.)


--------------------------------------------------------------------------------

2.       RATIFICATION OF THE SELECTION OF EDWARDS, SAUER & OWENS,
         CERTIFIED PUBLIC ACCOUNTANTS, OF PITTSBURGH, PENNSYLVANIA, AS THE INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

              [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

         The Board of Directors recommends a vote FOR this proposal.
--------------------------------------------------------------------------------

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

Dated: ______________________, 2001                   __________________________
                                                      Signature

                                                      __________________________
                                                      Signature
Number of Shares Held of Record
on February 15, 2001


______________

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED
PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE.  WHEN SIGNING
AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.